 Rule 424 (b) (3)

 Registration No. 333-155631

 CALCULATION OF REGISTRATION FEE

 Title of Each Class of  Securities Offered
Maximum Aggregate Offering Price
Amount of Registration Fee(1)(2)

 Senior Debt Securities
$115,000.00
$6.42

 (1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

 (2)
The amount in this column has been transmitted to the SEC in connection with the securities offered by means of this pricing supplement.

 TRADE DATE: May 12, 2009

 PRICING SUPPLEMENT NO. 4725 DATED May 12, 2009

 TO PROSPECTUS SUPPLEMENT DATED November 26, 2008

 AND PROSPECTUS DATED November 24, 2008

 NATIONAL RURAL UTILITES COOPERATIVE FINANCE CORPORATION

 Medium-Term Notes, Series C

 Due Nine Months or More from Date of Issue

 Principal Amount:
$115,000.00

 Issue Price:
100% of Principal Amount

 Original Issue Date:
05/15/2009

 Maturity Date:
05/16/2011

 Interest Rate:
3.81% per annum

 Regular Record Dates:
Each January 1 and July 1

 Interest Payment Dates:
Each January 15 and July 15

 Redemption Date:
None

 Agent's Commission:
None

 Form of Note:
Certificated

      (Book-Entry or Certificated)

 Other Terms:
None

 Medium-Term Notes, Series C, may be issued by National Rural Utilities Cooperative Finance Corporation in an unlimited aggregate principal amount.